Exhibit 99.1

ASX Announcement

5 August 2025

2025 Half Year Results webcast details

Coronado Global Resources Inc. (ASX: CRN) will report its 2025 Half Year Results on Tuesday 12 August 2025, commencing at 10.00am (AEST) | Monday 11 August at 8.00pm (EDT). The presentation will be hosted by Mr Douglas Thompson, Managing Director and Chief Executive Officer and Mr Barrie van der Merwe, Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link:

Coronado Global Resources Inc. 2025 Half Year Results Presentation

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone and participate in the question and answer section, please click on the link below to pre-register. Upon clicking register you will be redirected to the registration page (as below). Here you will be provided with a dial in number, passcode and unique access PIN after registering.

Coronado Global Resources 2025 HY Results Conference Call Registration

The webcast and presentation will be recorded and made available on Coronado’s website Presentations & Webcasts shortly after the meeting.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

For further information please contact:

Investors Chantelle Essa Vice President Investor Relations P: +61 477 949 261 E: cessa@coronadoglobal.com	Media Helen McCombie Sodali &Co P: +61 411 756 248 E: helen.mccombie@sodali.com